EXHIBIT 4.2

Issue Date:  October ___, 2013

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

To Purchase [_______] Shares of Class A Common Stock of

CINEDIGM CORP.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ________________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on October __, 2018 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cinedigm Corp., a Delaware corporation (the “Company”), up to [_______] shares (the “Warrant Shares”) of the Company’s Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

 Section 1.   Definitions.  As used in this Warrant, the following terms shall have the meanings set forth below:

(a)           “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(b)           “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(c)           “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market, or any other recognized exchange or automated quotation system.

 Section 2.   Exercise.

        (a)           Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the notice of exercise, in the form annexed hereto (the “Notice of Exercise”) (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased in the amount and manner specified in Section 2(b).

(b)           Exercise Price.  The exercise price of the Common Stock under this Warrant shall be $1.85 (the “Exercise Price”), and is to be paid (x) in cash by wire transfer or (y) by surrender of Warrants as set forth in Section 2(c) or by any combination of the methods specified in clauses (x) or (y) of this sentence.

(c)           Cashless Exercise.  In lieu of payment of the Exercise Price in cash, at the option of the Holder, as indicated on the Notice of Exercise, the Holder may demand that the Company reduce the number of Warrant Shares to be delivered to such Holder upon exercise of the Warrants then being exercised so that the Holder receives a number of Warrant Shares equal to the product of (i) the number of Warrant Shares for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (ii) the Cashless Exercise Ratio (as defined below).  The Holder may use the cashless exercise option described in this Section 2(c) whether or not this Warrant is being exercised in whole or in part and whether or not the Holder elects to pay any portion of the aggregate Exercise Price in cash.  Cashless Exercise Ratio means a fraction, (i) the numerator of which is the excess of the Fair Market Value (as defined below) per Warrant Share on the date of exercise over the Exercise Price per Warrant Share as of the date of exercise and (ii) the denominator of which is the Fair Market Value (as defined below) per Warrant Share on the date of exercise.  Fair Market Value means the value determined (x) by the closing price of the Common Stock on the Nasdaq Global Market, or such other national stock exchange or automated quotation system on which the Common Stock is then listed for trading or quotation on the trading day preceding the date of the Notice of Exercise; (y) if the determination under (x) is unavailable, mutually by the Board of Directors of the Company (the “Board”) and the Holder; or (z) if the determination under (y) is unavailable, by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Holder) selected by mutual agreement between the Board and the Holder.

(d)           Mechanics of Exercise.

(i)           Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon due exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

        (ii)           Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise, or by electronic delivery under the Direct Registration System operated by The Depository Trust Company, within three Trading Days from the receipt by the Company of all of the Notices of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Company has received all of the Notices of Exercise, this Warrant and the full Exercise Price for the Warrant Shares being purchased upon the exercise.  The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid.

(iii)           Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, within five Trading Days after the time of delivery of the certificate or certificates, or confirmation of electronic notation, representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv)           Right to Rescind Exercise.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates, or confirmation of electronic notation, representing the Warrant Shares pursuant to this Section 2(d) by the second Trading Day immediately following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(v)           No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant.  As to any fraction of a share of Common Stock which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(vi)           Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses incidental thereto.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise thereof.

             (vii)           Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

           Section 3.   Certain Adjustments.

      (a)     Certain Adjustments.  The number of Warrant Shares shall be subject to adjustment from time to time in certain cases as follows:

(i)           In case the Company shall:  (a) pay a dividend on the Common Stock in shares of its capital stock; (b) subdivide its outstanding Common Stock into a greater number of shares; (c) combine the shares of its outstanding Common Stock into a smaller number of shares; or (d) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of its capital stock, then the remaining number of Warrant Shares issuable upon exercise of this Warrant immediately prior thereto shall be proportionately adjusted so that the Holder of any portion of this Warrant thereafter exercised shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Company which such holder would have owned or have been entitled to receive after the happening of such event had this Warrant been exercised immediately prior to the happening of such event.  Such adjustment shall be made whenever any of such events shall occur.  An adjustment made pursuant to this Section3(a)(i) shall become effective, retroactively, immediately after the record date, in the case of a stock dividend, and shall become effective immediately after the effective date in the in case of subdivision, combination or reclassification.

(ii)           In case the Company shall: (a) issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase for a consideration per share less than the fair market value per share of the Common Stock at the record date for such rights or warrants; or (b) issue or is deemed to have issued additional shares Common Stock, or other securities convertible into shares of Common Stock, for no consideration or a consideration per share less than the fair market value per share of the Common Stock at the date of issuance of such additional shares of Common Stock (or in the case of issuance of Common Stock pursuant to stock options, warrants or other convertible securities, at the date of the grant or issuance of such options, warrants or other convertible security), then the number of Warrant Shares represented by the Warrant on such date shall be adjusted by multiplying it by a fraction, (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the record date for such rights or warrants or the date of issuance of such additional shares of Common Stock, as the case may be, plus the number of additional shares of Common Stock issuable or so issued; and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate consideration for such additional shares of Common Stock would purchase at the current fair market value of the Common Stock immediately prior to the record date of such rights or warrants or the date of issuance of such additional shares of Common Stock or other securities, as the case may be.  Such adjustment shall be made whenever such rights, warrants, shares of Common Stock or other securities are issued, and, with respect to rights or warrants shall become effective, retroactively, immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

(iii)           All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be.  The number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock on the date of measurement, not including shares held in the treasury of the Company.  The Company shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

(iv)           Notwithstanding any other provision of this Section 3, no change in the number of Warrant Shares shall actually be made until the cumulative effect of the adjustments called for by this Section 3 since the date of the last change in the number of Warrant Shares would change that number by more than 2%.  However, once the cumulative effect would result in a 2% change, then the number of Warrant Shares shall be changed to reflect all adjustments called for by this paragraph and not previously made.

(v)           In the event that at any time, as a result of an adjustment made pursuant to Section 3(e)(i) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than its Common Stock, thereafter the number of such other shares so receivable upon exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions Sections 3(e)(i) to (iv), inclusive, above.

(vi)           Except as otherwise provided for in this Section 3(a), no adjustment shall be made on any conversion for share distributions, dividends, including, without limitation, dividends in property distributions, theretofore declared and paid or payable on the Common Stock.

(vii)           Whenever the number of Warrant Shares is adjusted as herein provided, the Company shall file with its corporate records and send to the record holders of the Warrant a statement executed by an executive officer of the Company as to the new number of Warrant Shares, including the facts upon which such adjustment is based.

(b)           Notice to Holder.  If (A) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (B) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined herein) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.  Notwithstanding the foregoing, the delivery of the notice described in this Section 3(c) is not intended to and shall not bestow upon the Holder any voting rights whatsoever with respect to outstanding unexercised Warrants.

 Section 4.   Transfer of Warrant.

(a)           Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, but only with the prior written consent of the Company, not to be unreasonably withheld, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion, if any, of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)           New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)           Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)           Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee provide evidence satisfactory to the Company, its reasonable discretion, that such transferee is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

 Section 5.   Miscellaneous.

(a)         Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed and the legal opinion required under Section 4(d), if required by the Company.  The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

(b)        No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(c)         Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d)         Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

(e)          Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except as, and to the extent, waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f)           Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(g)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws and will contain a restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(h)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i)           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to Holder at its last address as it shall appear upon the Warrant Register of the Company.

(j)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(l)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

(m)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

CINEDIGM CORP.
By:
Name:
Title:

[Signature Page to Warrant]

NOTICE OF EXERCISE

TO:           Cinedigm Corp.

(1)           The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of either (a) lawful money of the United States by wire transfer or cashier’s check drawn on a United States bank, (b) surrender of Warrants as set forth in Section 2(c) of the attached Warrant or (c) by any combination of the methods specified in clauses (a) or (b) of this sentence.

(3)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investor:
Signature of Authorized Signatory of Investor:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing note, execute
this form and supply required information.
Do not use this form to exercise the note.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ___________________________, whose address is ________________________________________________________________________________________________
____________________________________________.

Dated:
Holder’s Signature:
Holder’s Address:

Signature Guaranteed:

_______________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.